Exhibit 99.1

             ELECTROGLAS ANNOUNCES FIRST QUARTER FISCAL 2006 RESULTS

    SAN JOSE, Calif., Sept. 22 /PRNewswire-FirstCall/ -- Electroglas, Inc. (Nasdaq: EGLS), a leading supplier of wafer probing and test handling solutions for the semiconductor industry, today reported its operating results for the first quarter of fiscal 2006 ended September 3, 2005.

    Revenue for the first quarter was $9.7 million. Net loss on a GAAP (Generally Accepted Accounting Principles) basis was $4.0 million, or $0.19 per share. At September 3, 2005, the Company had cash and investments of $41.1 million, or approximately $1.90 per share.

    "Electroglas' revenue came in at the upper end of our guidance range," said Keith Barnes, Electroglas Chairman and CEO. "Although visibility is still limited for the industry and for EG, there are signs of improvement in the next few months."

    Second Fiscal Quarter 2006 Business Outlook

    Electroglas expects revenue for the second fiscal quarter of 2006 to be in the $9.5 - $11.0 million range and improving through the year as the Company's new products are adopted by new and existing customers.

    Investor Conference Call Details

    Electroglas' management plans to hold a teleconference on its first fiscal quarter results, along with its outlook for the second fiscal quarter 2006, today beginning at 2:00 p.m. PT, 5:00 p.m. ET. Interested parties who wish to audit the teleconference may call 800-895-1549 (United States); 785-424-1057 (International), Conference ID is EGLS, and are asked to do so approximately 10 minutes before the teleconference is scheduled to begin. No reservations are required. The teleconference will be available via webcast from the Company's website at www.electroglas.com.

    About Electroglas

    Electroglas is a supplier of innovative probers, prober-based test handlers, test floor management software and services that improve the overall effectiveness of semiconductor manufacturers' wafer and device testing. Headquartered in San Jose, California, the company has been a leading equipment supplier to the semiconductor industry for over four decades, and has shipped more than 15,000 systems worldwide. Electroglas' stock trades on the Nasdaq National Market under the symbol "EGLS." More information about the company and its products is available at www.electroglas.com.

    Safe Harbor Statement

    This news release contains forward-looking statements including statements relating to the current business condition in the semiconductor industry including orders and revenue; Electroglas' business outlook; new product introduction and market acceptance; and expectations regarding revenue in the second fiscal quarter of 2006. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk of adverse changes in global and domestic economic conditions, a prolonged downturn in the semiconductor and electronics industries, a downturn or decrease in customer utilization rates, unforeseen technical difficulties related to the development and manufacture of Electroglas' products, and a failure of its new products to achieve broad market acceptance as a result of competing technologies. Electroglas assumes no obligation to update this information. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Electroglas' business in general, see the risk disclosures in Electroglas' SEC filings, including its most recent Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q filed from time to time with the SEC.

                                ELECTROGLAS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per-share amounts)
                                   (unaudited)

                                                     Three months ended,
                                                 ----------------------------
                                                 September 3,     August 28,
                                                     2005            2004
                                                 ------------    ------------
Net sales                                        $      9,685    $     19,316
Cost of sales                                           7,556          11,412
                                                 ------------    ------------
Gross profit                                            2,129           7,904
Operating expenses:
 Engineering, research and development                  3,193           4,388
 Sales, general and administrative                      3,426           4,340
                                                 ------------    ------------
  Total operating expenses                              6,619           8,728
                                                 ------------    ------------
Operating loss                                         (4,490)           (824)
Interest income (expense), net                           (291)           (541)
Gain on settlement of long term payable                    --           8,273
Other income (expense), net                               103             (91)
                                                 ------------    ------------
Income (loss) before income taxes                      (4,678)          6,817
Provision (benefit) for income taxes                     (641)             21
                                                 ------------    ------------
Net income (loss)                                $     (4,037)   $      6,796
                                                 ============    ============
Basic net income (loss) per share                $      (0.19)   $       0.32
                                                 ============    ============
Diluted net income (loss) per share              $      (0.19)   $       0.31
                                                 ============    ============
Shares used in basic calculations                      21,791          21,525
                                                 ============    ============
Shares used in diluted calculations                    21,791          21,738
                                                 ============    ============

    Reconciliation of GAAP to Non-GAAP Financial Measures Financial
Information

    In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Electroglas also discloses non-GAAP results of operations that exclude certain charges, or one-time gains or benefits. Electroglas reports non-GAAP results in order to better assess and reflect operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in Electroglas' business, and management uses non-GAAP measures to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP.

    The following is a reconciliation of Generally Accepted Accounting Principles (GAAP) income (loss) to non-GAAP net loss (unaudited):

                                                        Three months ended
                                                   ---------------------------
                                                   September 3,     August 28,
                                                       2005            2004
                                                   ------------   ------------
GAAP income (loss) before income taxes             $     (4,678)  $      6,817
Non-GAAP adjustments:
 Gain on settlement of long term payable                     --         (8,273)
                                                   ------------   ------------
Non-GAAP loss before income taxes                        (4,678)        (1,456)
Income tax provision (benefit)                             (641)            21
                                                   ------------   ------------
Non-GAAP net loss                                  $     (4,037)  $     (1,477)
                                                   ============   ============
Non-GAAP net loss per share, basic and diluted     $      (0.19)  $      (0.07)
                                                   ============   ============

                                ELECTROGLAS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)

                                                   September 3,      May 31,
                                                       2005           2005
                                                   ------------   ------------
ASSETS
Current assets:
 Cash and short term investments                   $     38,885   $     46,929
 Accounts receivable, net                                 6,986          5,670
 Inventories                                             15,645         16,983
 Prepaid expenses and other current assets                2,498          3,034
                                                   ------------   ------------
  Total current assets                                   64,014         72,616
Long term investments                                     2,197            977
Property, plant and equipment, net                        5,640          6,136
Other assets                                              3,368          3,540
                                                   ------------   ------------
  Total assets                                     $     75,219   $     83,269
                                                   ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                  $      5,215   $      7,163
 Accrued liabilities                                      7,409         11,067
 Deferred liabilities                                     1,359             --
                                                   ------------   ------------
  Total current liabilities                              13,983         18,230
Convertible subordinated notes                           31,320         31,145
Non-current liabilities                                   1,420          1,462
Stockholders' equity                                     28,496         32,432
                                                   ------------   ------------
Total liabilities and stockholders' equity         $     75,219   $     83,269
                                                   ============   ============

SOURCE  Electroglas, Inc.
    -0-                             09/22/2005
    /CONTACT: Investor and Shareholders, Candi Lattyak, Investor Relations of Electroglas, Inc., +1-408-528-3801, or clattyak@electroglas.com/
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